EXHIBIT 4(c)

PROSPECTUS

                      BRITTON & KOONTZ CAPITAL CORPORATION

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                     BRITTON & KOONTZ CAPITAL CORPORATION'S
                                ASSUMPTION OF THE

                           LOUISIANA BANCSHARES, INC.
                           INCENTIVE STOCK OPTION PLAN

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         This  Prospectus  covers  47,124  shares of common  stock of  Britton &
Koontz  Capital  Corporation,  $2.50 par value per share,  that may be issued or sold to certain former officers and directors of Louisiana Bancshares,  Inc., or
Louisiana  Bancshares,  under Louisiana  Bancshares' Incentive Stock Option Plan adopted  by  Britton  & Koontz  in  connection  with  the  merger  of  Louisiana
Bancshares  with and into  Britton & Koontz.  Britton & Koontz  common  stock is traded on the Nasdaq  SmallCap  Market under the symbol BKBK.  Current quotes of the market price of Britton & Koontz common stock are  available  from the firms of Sterne,  Agee and Leach, Inc. and AnPac Securities Group,  Inc., which make a market in Britton & Koontz's common stock.

         It  is  recommended   that  this  prospectus  be  retained  for  future
reference.  This  prospectus  may not be used for re-offers or resales of common stock acquired pursuant to the plan by affiliates of Britton & Koontz.

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        This Document  Constitutes Part of a Prospectus Covering Securities That
Have Been Registered Under The Securities Act of 1933, as amended.

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        These securities have not been approved or disapproved by the Securities and  Exchange  Commission  nor has the  Commission  passed upon the  accuracy or adequacy  of  this  prospectus. Any representation to the contrary is a criminal offense.

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                 The date of this prospectus is December 1, 2000



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                                                 TABLE OF CONTENTS

                                                                                                               Page

Where You Can Find More Information...............................................................................1

The Plan .........................................................................................................2
         Purpose of the Plan......................................................................................2
         Shares Subject to the Plan...............................................................................2
         Administration of the Plan...............................................................................2
         Options Granted Under the Plan...........................................................................2
         Registration of Shares...................................................................................3
         Terms of the Assumed Options.............................................................................4
         The Employee Retirement Income Security Act of 1974 and Internal Revenue Code............................4
         Restrictions on Resales..................................................................................4
         Federal Income Tax Consequences..........................................................................5



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                       Where You Can Find More Information

         Britton & Koontz files proxy statements, annual, quarterly and current reports and other information with the SEC. The company's filings can be inspected and copied at the SEC's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the SEC's Regional
Offices in Chicago (500 West Madison, Citicorp Atrium Center, 14th Floor, Chicago, Illinois 60661-2511), and in New York (7 World Trade Center, Suite 1300, New York, New York 10048). Copies can also be requested by mail from the SEC, Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549. You can also obtain the company's filings through the SEC's Internet web site, http://www.sec.gov. You can telephone the SEC at 1-800-SEC- 0330.

         The company's common stock is traded on the National Association of Securities Dealers Automated Quotation SmallCap Market and the company's Exchange Act reports and other information can be inspected and copied at the National Association of Securities Dealers, 1735 "K" Street, N.W., Washington, D.C. 20006.

         The  SEC  permits   "incorporation  by  reference,"  which  means  that
important information about the company and the plan is disclosed in this prospectus by reference to other documents. The information that is incorporated by reference is an important part of this prospectus. Information that the company files later with the SEC automatically updates and supersedes any information about the same subject that is included in this prospectus or another one of the company's filings. The company has incorporated by reference specific documents listed below and any future filings with the SEC under sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended:

        o The company's latest annual report on Form 10-KSB for the year ended December 31, 1999;

        o The company's quarterly reports filed on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

        o The description of the company's common stock contained in the company's registration statement on Form S-4, which became effective on October 27, 2000, Commission File No. 333-47982, and any amendment or report filed for the purpose of updating such description.

         You may obtain these documents, without charge, by contacting W. Page Ogden, President and Chief Executive Officer, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120, telephone number
(601)445-5576. You can request the documents in writing or orally.

         You should rely only on the information provided in this prospectus or incorporated by reference. The company has not authorized any person to provide you with any information or make any representation about the information contained in this prospectus, including the documents incorporated by reference.


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                                    The Plan

         Britton & Koontz assumed the Louisiana Banchares, Inc. Incentive Stock Option Plan (the "Louisiana Bancshares Plan") as part of the merger agreement between Britton & Koontz and Louisiana Bancshares. The assumed plan is referred to as the "Plan." The Plan was ratified by the Board of Directors of Britton & Koontz on November 21, 2000, to be effective as of December 1, 2000. The essential features of the Plan are described below.

Purpose of the Plan

         Under the terms of the merger between Britton & Koontz and Louisiana Bancshares, Britton & Koontz was required to assume all outstanding stock options granted under the Louisiana Bancshares Plan. The Plan was established for the sole purpose of complying with this obligation. No additional options will be granted under the Plan.

Shares Subject to the Plan

         A maximum of 47,124 shares of $2.50 par value voting common stock issued by Britton & Koontz are available for issuance under the Plan.

Administration of the Plan

         The Plan is administered by the board of directors of Britton & Koontz. The board is empowered to interpret the provisions of the Plan and to adopt rules and regulations for the administration of the Plan. The determinations of the board are final and binding upon all parties who have an interest in the Plan.

Options Granted Under the Plan

         As a result of the merger, fully vested and outstanding Louisiana Bancshares stock options represented rights to acquire 382,154 shares of $.01 par value common stock issued by Louisiana Bancshares. The vested options listed below are exercisable as of the date of this prospectus. There are a total of 64,944 unvested options to acquire shares of common stock of Louisiana Bancshares. Under the Plan, these options have been converted into the right to acquire the number of shares of Britton & Koontz common stock in the amounts and at the option prices set forth below:

NO:99139815.1
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                                                           Britton              Britton       Option
     Name of Optionee             Type of Option              &                    &          Price per
                                                           Koontz                Koontz        share
                                                            Stock                Stock
                                                          (vested)             (unvested)


John S. Sylvest                     Incentive              32,900                  34,945       $6.93
                                   Stock Option

S. Allen Harris III                 Incentive               3,136                  12,750       $11.39
                                   Stock Option

Michael J. Johnson                  Incentive               2,261                   9,191       $11.39
                                   Stock Option

Ellen C. Sessions                   Incentive               1,982                   8,058       $11.39
                                   Stock Option

Total Shares                                                40,279                 64,944

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         The option price was determined in accordance with the conversion ratio as provided in the merger agreement between Britton & Koontz and Louisiana Bancshares. The unvested options listed above will vest in accordance with the provisions of the Louisiana Bancshares Plan, provided you continue in the employ of Britton & Koontz through the vesting period.

         You may pay the exercise price either in cash, in previously acquired shares of Britton & Koontz common stock having a fair market value equal to the exercise price or a combination thereof. For this purpose, the fair market value of Britton & Koontz common stock is determined as (i) the reported closing or last sale price of Britton & Koontz common stock as reported on the Nasdaq SmallCap Market or other exchange on which Britton & Koontz common stock is traded on the trading day on which the options are exercised; if Britton & Koontz common stock was not traded on such date, on the next preceding day on which Britton & Koontz common stock was traded, or (ii) any other definition as determined by Britton & Koontz's board of directors.

         Your options expire on the earlier of the three-month anniversary of the date on which you cease to be an employee of Britton & Koontz or the 10th anniversary of the original date of grant under the Louisiana Bancshares Plan.

Registration of Shares

         On December 1, 2000, Britton & Koontz filed a registration statement on Form S-8 with the Securities and Exchange Commission covering the shares of Britton & Koontz common stock to be issued upon exercise of the options granted under the Plan.


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Terms of the Assumed Options

        The Louisiana Bancshares, Inc. Incentive Stock Option Plan provided for the grant of incentive stock options (or ISOs) to employees of Louisiana Bancshares. The options granted under the plan include incentive stock options to acquire an aggregate of 40,279 shares of Britton & Koontz common stock. All options are evidenced by a letter agreement that describes the terms and conditions applicable to each grant. These options are held by former executive officers and directors of Louisiana Bancshares (i.e. Mr. John S. Sylvest, Mr. S. Allen Harris III, Ms. Ellen C. Sessions and Mr. Michael J. Johnson). These options were fully exercisable prior to the merger and remain exercisable during the terms described above.


         The option price may be paid in cash or in previously acquired shares of Britton & Koontz stock, at the election of the optionee. To the extent that Britton & Koontz is required to withhold income taxes under applicable law, the optionee is required to deliver to Britton & Koontz cash in the amount of such withholding obligation.

The Employee Retirement Income Security Act of 1974 and Internal Revenue Code

         The plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Code.

Restrictions on Resales

         This prospectus is not available for re-offers or resales of securities acquired pursuant to the plan. In any event, shares of Britton & Koontz common stock acquired under the plan may not be resold until Britton & Koontz publishes the results of at least 30 days of post-merger combined operations. It is anticipated that such results will be published on or before March 31, 2001. Optionees will be notified that such publication has occurred.

         Optionees who are deemed to be "affiliates" of Britton & Koontz within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, may not sell shares acquired upon exercise of options granted under the plan unless such shares have been registered by Britton & Koontz under the Securities Act for resale by such optionee or an exemption from registration under the Securities Act is available. Rule 144, which contains limitations on the amount of shares that may be sold as well as limitations on the manner of sale, is such an exemption. An employee who is an officer, director or 10% or more stockholder of Britton & Koontz generally is deemed to be an "affiliate" of Britton & Koontz for this purpose.


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Federal Income Tax Consequences

         The following discussion is intended only as a summary of the Federal income tax consequences of exercises under the Plan. You should consult your own tax adviser with respect to the exercise of options. Because certain options under the Plan may be re-characterized from Incentive Stock Options to nonqualified stock options, we have included a brief summary of tax consequences applicable to nonqualified stock options.

Nonqualified Options.

         The grant of a nonqualified option has no federal income tax consequence to you or Britton & Koontz. Upon the exercise of a nonqualified option, you will have taxable income equal to the difference between the option price of the shares and the fair market value of the shares on the exercise date, and Britton & Koontz is entitled to a corresponding deduction. As an employee of Britton & Koontz, you are subject to withholding with respect to such income.

Incentive Stock Options.

         The grant of an ISO option has no federal income tax consequences to you or Britton & Koontz. You do not realize taxable income upon the exercise of an ISO, provided you meet certain holding period requirements with respect to the option and the underlying security acquired on the exercise of the option. For this purpose, the holding periods before and after the merger of Louisiana Bancshares into Britton & Koontz will be combined (or "tacked"). The entire gain, if any, realized by you upon a subsequent disposition of Britton & Koontz stock acquired on the exercise of an ISO will be taxable to you as a long-term capital gain. In such instance, Britton & Koontz is not entitled to any deduction. The excess of the fair market value of the ISO shares on the exercise date over the option price is a tax preference item for purposes of the alternative minimum tax. If you do not satisfy the holding period requirement, you will realize ordinary income equal to the difference between the option price and either the fair market value of such shares on the exercise date or the lesser amount realized on a sale or exchange of such shares, and Britton & Koontz is entitled to a corresponding deduction.

         The foregoing summary is general in nature and is not intended to cover all tax consequences that may apply to your options. The provisions of the Code and the regulations thereunder relating to these matters are complicated, and their impact on you depend upon your particular circumstances. Accordingly, you are urged to consult your own tax adviser for advice relating to the acquisition of stock pursuant to the exercise of options and the disposition of shares of Britton & Koontz common stock so acquired.


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